FOURTH AMENDMENT TO THE CUSTODY AGREEMENT

THIS FOURTH AMENDMENT, dated as of the last date on the signature block, to the Custody Agreement dated as of September 9, 2020 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the Trust and the Custodian (the “Parties”) have entered into the Agreement; and

WHEREAS, he Parties desire to amend the Agreement to update the Appendix to add the ActivePassive U.S. Equity ETF, ActivePassive International Equity ETF, ActivePassive Core Bond ETF, and ActivePassive Intermediate Municipal Bond ETF (the “Funds”), each a new series of the Trust, to the Agreement and to add the corresponding fee schedules applicable to the Funds as Exhibit D to the Agreement; and

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both Parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the Parties agree as follows:

1.The Appendix of the Agreement is hereby superseded and replaced in its entirety with the Amended Appendix attached hereto.
2.Exhibit D attached hereto is hereby added to the Agreement.
This Fourth Amendment will become effective upon the commencement of operations of the Funds. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANK NATIONAL ASSOCIATION
By: /s/ JohnP. Buckel	By: /s/ Gregory Farley
Name: John P. Buckel	Name: Gregory Farley
Title: President	Title: Sr. Vice President
Date: 3/8/2023	Date: 3/8/2023

Amended Appendix

Name of Fund	Corresponding Exhibit #

Mairs & Power Minnesota Municipal Bond ETF	Exhibit A
CrossingBridge Pre-Merger SPAC ETF	Exhibit B
Convergence Long/Short Equity ETF	Exhibit C

EXHIBIT D to the Custody Agreement

ActivePassive U.S. Equity ETF ActivePassive International Equity ETF ActivePassive Core Bond ETF
ActivePassive Intermediate Municipal Bond ETF

Base Fee for Custody Services
The following reflects the greater of the basis point fee or annual minimum1 where Envestnet Asset Management, Inc (the “Adviser”, final name TBD) acts as investment adviser to the fund(s) in the Trust for Advised Portfolios.

Basis Points on Trust AUM2
Balance

See APPENDIX C for Services and Associated Fees in addition to Base Fee
See APPENDIX D for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2021 and terminated the relationship on June 30, 2022, Adviser would owe U.S. Bank up to admin/acct/ta

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly

APPENDIX C

Custody Services in addition to the Base Fee

Portfolio Transaction Fees2
$– Book entry DTC transaction, Federal Reserve transaction, principal paydown
$– Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$– Option/SWAPS/future contract written, exercised or expired
$– Mutual fund trade, Margin Variation Wire and outbound Fed wire
$– Physical security transaction
$– Check disbursement (waived if U.S. Bank is Administrator)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$ per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – $ filing fee per class action per account, plus __% of gross proceeds, up to a maximum per recovery not to exceed $.
No charge for the initial conversion free receipt.
Overdrafts – charged to the account at prime interest rate plus __%, unless a line of credit is in place
Third Party lending - Additional fees will apply
Fees are calculated pro rata and billed monthly

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

APPENDIX D

Additional Global Sub-Custodial Services Annual Fee Schedule

Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.

Global Safekeeping and Transaction Fees
(See schedule below)

Tax Reclamation Services
Miscellaneous Expenses
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

Fees are calculated pro rata and billed monthly

1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Additional Global Custody Charges

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina			Hong Kong			Poland
Australia			Hungary			Portugal
Austria			Iceland			Qatar
Bahrain			India			Romania
Bangladesh			Indonesia			Russia
Belgium			Ireland			Saudi Arabia
Bermuda			Israel			Serbia
Botswana			Italy			Singapore
Brazil			Japan			Slovakia
Bulgaria			Jordan			South Africa
Canada			Kenya			South Korea
Chile			Kuwait			Spain
China Connect			Latvia			Sri Lanka
China (B Shares)			Lithuania			Sweden
Colombia			Luxembourg			Switzerland
Costa Rica			Malaysia			Taiwan
Croatia			Malta			Thailand
Cyprus			Mauritius			Tunisia
Czech Republic			Mexico			Turkey
Denmark			Morocco			UAE
Egypt			Namibia			Uganda
Estonia			Netherlands
Eswatini			New Zealand			Ukraine
Euroclear (Eurobonds)			Nigeria			United Kingdom
Euroclear (Non- Eurobonds)			Norway			Uruguay
Finland			Oman			Vietnam
France			Pakistan			West African Economic Monetary Union (WAEMU)*
Germany			Panama			Zambia
Ghana			Peru			Zimbabwe
Greece			Philippines
* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.

Signature of Advisor on next page

Advisor’s signature below acknowledges approval of the fee schedule on this Exhibit D.

Envestnet Asset Management, Inc

By: /s/ Gregory A. Classen
Printed Name and Title: Gregoy A Classen, Principal Director, Portfolio Management
Date: 3/3/2023